 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-226089
PROSPECTUS
$50,000,000
Fortress Biotech, Inc.
Common Stock

In accordance with the terms of the At Market Issuance Sales Agreement entered into with Cantor Fitzgerald & Co. (“Cantor”), Oppenheimer & Co. Inc. (“Oppenheimer”), H.C. Wainwright & Co., LLC (“HCW”), JonesTrading Institutional Services LLC (“JonesTrading”) and B. Riley FBR, Inc. (“B. Riley FBR”) (each, an “Agent” and together, the “Agents”), dated June 28, 2019, which we refer to as the sales agreement, we may offer and sell under this prospectus shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through the Agents, acting as sales agent or principal.
Our common stock is traded on The Nasdaq Capital Market (the “Exchange”) under the symbol “FBIO.” The last reported sale price of our common stock on June 26, 2019 was $1.51 per share.
Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of shares of our common stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share of our common stock sold. In connection with the sale of our common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference therein and any free writing prospectus that we have authorized for use in connection with this offering.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Cantor
Oppenheimer & Co.
H.C. Wainwright & Co.
JonesTrading
B. Riley FBR
The date of this prospectus is July 23, 2019.

ABOUT THIS PROSPECTUS
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
This prospectus describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.
Neither we, nor any of our officers, directors, agents or representatives make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.
When we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of common stock.
i

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
•
our growth strategy;

•
our ability to continue to commercialize products;

•
our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

•
financing and strategic agreements, acquisitions and relationships;

•
our need for substantial additional funds and uncertainties relating to financings;

•
our ability to attract, integrate and retain key personnel;

•
the early stage of products under development;

•
the results of research and development activities;

•
uncertainties relating to preclinical and clinical testing;

•
our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

•
dependence on third-party suppliers;

•
government regulation;

•
patent and intellectual property matters; and

•
competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.
ii

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 3, and in the documents incorporated by reference into this prospectus.
Overview
Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions. Fortress has a talented and experienced business development team, comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center and St. Jude Children’s Research Hospital.
Business Strategy
Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).
As of March 31, 2019, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”), and Tamid Bio, Inc. (“Tamid”).
Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

The Offering
Common stock offered by us pursuant to this prospectus
Shares of our common stock having an aggregate offering price of up to $50,000,000.
Manner of offering
“At the market offering” that may be made from time to time on the Exchange or other market for our common stock in the United States through or to the Agents, as sales agent or principal. See the section entitled “Plan of Distribution” below.
Use of proceeds
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product and working capital. See the section entitled “Use of Proceeds” below.
Risk factors
See “Risk Factors” beginning on page 3 and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol
FBIO

RISK FACTORS
Investing in our Common Stock, Series A Preferred Stock or any other type of equity or debt securities (together our “Securities”) involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the consolidated financial statements and the related notes, as well as the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by our partners and affiliates Checkpoint, Mustang, and Avenue with the SEC, before deciding to invest in our Common Stock, as well as any amendment or update to our risk factors in subsequent filings with the SEC, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus. If any of the following risks, the risk factors incorporated by reference hereto or the risks included in the public filings of Checkpoint, Mustang or Avenue were to materialize, our business, financial condition, results of operations, and future growth prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part of or all of your investment in our Common Stock. In addition, you should be aware that the below stated risks should be read as being applicable to our partners and affiliates such that, if any of the negative outcomes associated with any such risk is experienced by one of our partners or affiliates, the value of Fortress’ holdings in such partner or affiliate (if any) may decline.
Risks Associated with our Capital Stock
Some of our executives, directors and principal stockholders can control our direction and policies, and their interests may be adverse to the interests of our other stockholders.
At March 31, 2019, Lindsay A. Rosenwald, M.D. our Chairman, President and Chief Executive Officer, beneficially owned 15.3% of our issued and outstanding capital stock, including 98,164 shares of our Series A Preferred Stock. At March 31, 2019, Michael S. Weiss, our Executive Vice Chairman, Strategic Development, beneficially owned 14.9% of our issued and outstanding capital stock. By virtue of their holdings and membership on our Board of Directors, Dr. Rosenwald and Mr. Weiss may individually influence our management and our affairs and may make it difficult for us to consummate corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.
The market price of our Common Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.
The stock price of our Common Stock may experience substantial volatility as a result of a number of factors, including, but not necessarily limited to:
•
announcements we make regarding our current product candidates, acquisition of potential new product candidates and companies and/or in-licensing through multiple partners/affiliates;

•
sales or potential sales of substantial amounts of our Common Stock;

•
issuance of debt or other securities;

•
our delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of any of these trials;

•
announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

•
developments concerning our licensors and/or product manufacturers;

•
litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

•
conditions in the pharmaceutical or biotechnology industries;

•
governmental regulation and legislation;

•
unstable regional political and economic conditions;

•
variations in our anticipated or actual operating results; and

•
change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market prices of our Common Stock, regardless of our actual operating performance.
Sales of a substantial number of shares of our Common Stock, or the perception that such sales may occur, may adversely impact the price of our Common Stock.
Almost all of the 66.0 million outstanding shares of our Common Stock, inclusive of outstanding equity awards, as of March 31, 2019 are available for sale in the public market, either pursuant to Rule 144 under the Securities Act or an effective registration statement. Any sale of a substantial number of shares of our Common Stock could cause a drop in the trading price of our Common Stock on the Nasdaq Stock Market.
We have never paid and currently do not intend to pay cash dividends in the near future, except for the dividend we pay on shares of our Series A Preferred Stock. As a result, capital appreciation, if any, will be your sole source of gain.
We have never paid cash dividends on any of our or their common stock, or made stock dividends, except for the dividend we pay on shares of our Series A Preferred Stock, and we currently intend to retain future earnings, if any, to fund the development and growth of our businesses, and retain our stock positions. In addition, the terms of existing and future debt agreements may preclude us from paying cash of stock dividends. Equally, each of our affiliates and partners is governed by its own board of directors with individual governance and decision-making regimes and mandates to oversee such entities in accordance with their respective fiduciary duties. As a result, we alone cannot determine the acts that could maximize value to you of such affiliates/partners in which we maintain ownership positions, such as declaring cash or stock dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.
Provisions in our certificate of incorporation, our bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Common Stock or other Securities.
Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:
•
the inability of stockholders to call special meetings; and

•
the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

In addition, the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you would receive a premium for your ownership of our Securities through an acquisition.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the Agents as a source of financing.
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product and working capital. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of March 31, 2019 was approximately $49.5 million, or approximately $0.78 per share of common stock based upon 63.1 million shares outstanding at that time. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2019.
After giving effect to the sale of our common stock in the aggregate amount of  $50 million at an assumed offering price of  $1.51 per share, the last reported sale price of our common stock on the Exchange on June 26, 2019, and after deducting estimated offering commissions payable by us, our net tangible book value as of March 31, 2019 would have been $97.9 million, or $1.02 per share of common stock based on 96.2 million shares of common stock outstanding on a pro forma basis at that time. This represents an immediate increase in net tangible book value of  $0.24 per share to our existing stockholders and an immediate dilution in net tangible book value of  $0.49 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis as of March 31, 2019:
Offering price per share		$1.51
Net tangible book value per share	$0.78
Increase in net tangible book value per share attributable to the offering	$0.24
Pro forma net tangible book value per share after giving effect to the offering	$1.02
Dilution in net tangible book value per share to new investors		$0.49
The foregoing table does not give effect to the exercise of any outstanding options or warrants, the vesting of restricted stock units, or stock grants that have been deferred pursuant to the Company’s Deferred Compensation Plan for Directors dated March 12, 2015 (the “Deferred Compensation Plan”). To the extent options and warrants are exercised, restricted stock units vest, and stock grants are no longer deferred, there may be further dilution to new investors.
The number of shares of our common stock to be outstanding of 96.2 million immediately after this offering on a pro forma basis is based on 63.1 million shares of our common stock outstanding as of March 31, 2019 and excludes:
•
2,754,189 shares issuable upon exercise of outstanding warrants as of March 31, 2019 with a weighted average exercise price of  $3.28;

•
1,085,501 shares issuable upon the exercise of outstanding options as of March 31, 2019 with a weighted average exercise price of  $3.75;

•
1,243,231 shares issuable upon the vesting of outstanding restricted stock units as of March 31, 2019; and

•
750,000 shares issuable upon stock grants no longer deferred under the Deferred Compensation Plan as of March 31, 2019.

DIVIDEND POLICY
We have never paid cash dividends to the holders of our Common Stock and currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. We do not anticipate paying any cash dividends to the holders of our Common Stock in the foreseeable future.

PLAN OF DISTRIBUTION
On June 28, 2019, we entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., Oppenheimer & Co. Inc., H.C. Wainwright & Co., LLC, JonesTrading Institutional Services LLC and B. Riley FBR, Inc. (together, the “Agents”) under which we may issue and sell our common shares having an aggregate gross sales price of up to $50,000,000 from time to time through or to the Agents, acting as agent or principal. A copy of the Sales Agreement is filed as an exhibit herein.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell our common shares by any method permitted by law deemed to be “at the market distributions” as defined in Rule 415 under the Securities Act. We may instruct the Agents not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common shares upon notice and subject to other conditions.
We will pay the Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $160,000.
Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agents will use their commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each Agent may each terminate the Sales Agreement at any time upon five days’ prior notice or by an Agent at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our common shares or to enforce contracts for the sale of our common shares.
The Agents and their respective affiliates have in the past may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
B. Riley FBR, Inc. is a party to the 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock At Market Issuance Sales Agreement among the Company and B. Riley FBR, Inc., National Securities Corporation, LifeSci Capital LLC, Maxim Group LLC and Noble Capital Markets, Inc., dated April 5, 2018.
This prospectus in electronic format may be made available on a website maintained by each Agent and any Agent may distribute this prospectus electronically.

LEGAL MATTERS
Alston & Bird LLP, New York, New York, has passed upon the validity of the shares of common stock offered under this prospectus. Duane Morris LLP, New York, New York, is counsel for the Agents in connection with this offering.
EXPERTS
The financial statements as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
Where You Can Find More Information
We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC” or “Commission”) at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.
We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(c)
Our Current Reports on Form 8-K filed with the SEC on January 31, February 11, February 15, March 18, May 10, June 20and August 19, 2019(excluding any information furnished pursuant to Item 2.02 or Item 9.01); and

(d)
The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attention: Corporate Secretary, tel: 781-652-4500. These documents are also available on the Investors section of our website, which is located at www.fortressbiotech.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$50,000,000
Fortress Biotech, Inc.
Common Stock
PROSPECTUS
Cantor
Oppenheimer & Co.
H.C. Wainwright & Co.
JonesTrading
B. Riley FBR
The date of this prospectus is July 23, 2019